AMENDMENT 2008-1 TO THE EXECUTIVE EMPLOYMENT AGREEMENT FOR HENRY E. BLOCK

WHEREAS, DirecTECH Holding Company, Inc., a Delaware corporation (the "Employer") and Henry E. Block, an individual (the "Employee") have entered into that certain Employee Employment Agreement dated October 1, 2004, as amended by the First Amendment to the Employee Employment Agreement, dated December 27, 2007, and effective as of October 2, 2004 (the "Agreement"); and

WHEREAS, the Employer and the Employee desire to amend the Agreement to comply with Section 409A of the Internal Revenue Code of 1986, as amended and the regulations promulgated thereunder (the "Code") and to make certain other changes; and

WHEREAS, the Employer and the Employee reserve the right to amend the Agreement from time to time pursuant to Section T of the Agreement and Employer and Employee desire to amend the Agreement as set forth herein.

NOW, THEREFORE, the Agreement is hereby amended as follows, effective as of January 1, 2009:

1. Section C. of the Agreement is hereby deleted in its entirety and replaced with the following:

> "**C. Term.** The Employee's term of employment with the Employer under this Agreement shall begin on January 1, 2009, and continue until December 31, 2013 (the "Employment Term"), unless the Employee's employment with the Employer is otherwise terminated by the Employee or the Employer in accordance with Section M. of this Agreement; provided, however, that the Parties may extend the Employment Term by mutual written agreement."

2. Section E. of the Agreement is hereby deleted in its entirety and replaced with the following: "RESERVED".

3. Section F. of the Agreement is hereby deleted in its entirety and replaced with the following:

> **"F. Insurance and Other Employee Benefit Plans.** During the Employment Term, the Employee shall be entitled to participate with other executive employees of the Employer in any employee benefit plans as may be authorized and adopted from time to time by the Employer's Board of Directors, including, without limitation, participation

in health care, optical, and dental insurance plans for the Employee, his spouse, and his dependent children, plus a cash payment each month in the amount of Four Hundred and No/100 Dollars ($400.00), and in the Employer's 'cafeteria plan' and '401(k) plan'. The Employee's participation in these employee benefit plans shall be according to the express terms of such plans as they exist on January 1, 2009, with only those changes that are necessitated by the insurance carrier."

4. Section M.2(a) of the Agreement is hereby amended as follows:

(a) Section M.2(a) is hereby deleted in its entirety and replaced with the following:

"Continue to pay the (1) Base Compensation, and (2) the other benefits as provided for under Sections F., G., H. and I. of this Agreement, all for a period of three years; and"

(b) Section M.2(b) of the Agreement is hereby deleted in its entirety and Section M.2(c) is renumbered and lettered as follows: "M.(2)(b)"' and.

(c) The last paragraph of Section M.2 is hereby deleted in its entirety and replaced with the following:

"For purposes of this Section M.2. of this Agreement, the Employer shall be deemed to have terminated the Employee 'Without Cause' if the Employer cannot justify terminating the Employee For Cause as defined in Section M.1. of this Agreement. Furthermore, 'Good Reason' shall mean, as determined by the Employer's Board of Directors, in its sole and absolute discretion exercised in a nondiscriminatory manner, the occurrence of any of the following events without the Employee's express written consent: (i) a substantial and adverse change in the Employee's duties, control, authority or status or position, or the assignment to the Employee or any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by the Employee, or a loss of title, loss of office, loss of significant authority, power or control, or any removal of him from or any failure to reappoint or reelect him to such positions, except in connection with the termination of his employment For Cause or total and permanent disability, or as a result of his death; (ii) a material reduction in the Employee's Base Compensation or a material

reduction in the Employee's total compensation; or (iii) any material breach by the Employer of any provisions of this Agreement."

5. Section P. of the Agreement is hereby deleted in its entirety and replaced with the following:

"**P. Dispute Resolution**. Except as otherwise indicated in this Agreement, any and all disputes arising pursuant to any of the terms of this Agreement or which relate in any manner whatsoever to this Agreement which cannot be resolved in a reasonable time by discussions between the "Parties" (the Employer and the Employee) shall be submitted to arbitration in Mt. Pleasant, Michigan, before a sole arbitrator (the 'Arbitrator') selected from Judicial Arbitration and Mediation Services, Inc., Mt. Pleasant, Michigan, or its successor ("JAMS"), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of the Section 5701 et seq. of the Delaware Uniform Arbitration Act as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either Party in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the Arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the Arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the Arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the Arbitrator's award or decision is based. Any award or relief granted by the Arbitrator hereunder shall be final and binding on the Parties hereto and may be enforced by any court of competent jurisdiction. The Parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other in connection with any matter whatsoever arising out of or in any way connected with this Agreement. The Arbitrator shall determine the allocation of associated fees and costs in accordance with applicable law."

6. The following notice provision is hereby added to Section Q. of the Agreement with respect to notices to the Employee:

"With a copy to: Patrick Heintz, PO Box 707 Traverse City Mi 49685-0707 (fax 231-946-8543)"

7. Section U. is hereby added to the Agreement to read as follows:

"**U. Corporate Change.** The benefits provided to the Employee pursuant to this Section shall not overlap the severance benefits provided under Section M.2(a) of this Agreement. In the event of a Corporate Change that does not trigger the payment of severance benefits under Section M.2(a) of this Agreement, and with no intent to duplicate the severance benefits provided for in Section M.2(a) of this Agreement, then no later than two business days prior to any Corporate Change, the Employer shall act to pay the Employee in full the current fair market value of any remaining benefits due and payable to the Employee pursuant to this Agreement; provided, however, that in making this calculation, the Employer shall assume that the remaining Employment Term is at least three years. For purposes of this Agreement, a 'Corporate Change' means one of the following events: (1) the merger, consolidation or other reorganization of the Employer in which the outstanding Common Stock is converted into or exchanged for a different class of securities of the Employer, a class of securities of any other issuer (except a subsidiary or parent corporation), cash or other property other than (a) a merger, consolidation or reorganization of the Employer which would result in the voting stock of the Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Employer, at least sixty percent (60%) of the combined voting power of the voting stock of the Employer or such surviving entity outstanding immediately after such merger, consolidation or reorganization of the Employer, or (b) merger, consolidation or reorganization of the Employer effected to implement a recapitalization of the Employer (or similar transaction) in which no person acquires more than forty-nine percent (49%) of the combined voting power of the Employer's then issued and outstanding stock; (2) the sale, lease or exchange of all or substantially all of the assets of the Employer to any other corporation or entity (except a subsidiary or parent corporation); (3) the adoption by the

shareholders of the Employer of a plan of liquidation and dissolution; (4) the acquisition (other than acquisition pursuant to any other clause of this definition) by any person or entity, including without limitation a 'group' as contemplated by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Employer's outstanding capital stock or acquisition by a person or entity who currently has beneficial ownership which increases such person's or entity's beneficial ownership to fifty percent (50%) or more (based on voting power) of the Employer's outstanding capital stock; or (5) as a result of or in connection with a contested election of directors, the persons who were directors of the Employer before such election shall cease to constitute a majority of the Employer's Board of Directors. Notwithstanding the provisions of clause (4) above, a Corporate Change shall not be considered to have occurred upon the acquisition (other than acquisition pursuant to any other clause of the preceding sentence) by any person or entity, including without limitation a 'group' as contemplated by Section 13(d)(3) of the Exchange Act, of beneficial ownership, as contemplated by such Section, of more than twenty-five percent (25%) (based on voting power) of the Employer's issued and outstanding capital stock or the requisite percentage to increase their ownership to fifty percent (50%) resulting from a public offering of securities of the Employer under the Securities Act of 1933, as amended."

8. Section V. is hereby added to the Agreement to read as follows:

"**V. <u>Section 409A Provisions</u>.** This Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full (to the extent not paid in part at earlier date) at the earliest time thereafter when such sanctions will not be imposed. For purposes of Section 409A of the Code, all payments to be made upon a termination of employment under this Agreement may only be made upon Employee's 'separation from service' (within the meaning of such term under section 409A of the Code), each payment made under this

Agreement shall be treated as a separate payment, and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. In no event shall the Employee, directly or indirectly, designate the calendar year of payment, except as permitted under Section 409A of the Code.

Notwithstanding anything herein to the contrary, if, at the time of the Employee's separation from service with the Employer, the Employer has securities which are publicly traded on an established securities market and the Employee is a 'specified employee' (as such term is defined in Section 409A of the Code) and it is necessary to postpone the commencement of any payments or benefits otherwise payable under this Agreement as a result of such separation from service prevent any accelerated or additional tax under Section 409A of the Code, then the Employer will postpone the commencement of the payment of any such payments or benefits hereunder (without any reduction in such payments or benefits ultimately paid or provided to the Employee) that are not otherwise paid within the 'short-term deferral exception' under Treas. Reg. §1.409A-1(b)(4), and the 'separation pay exception' under Treas. Reg. §1.409A-1(b)(9)(iii), until the first payroll date that occurs after the date that is six months following the Employee's 'separation from service' with the Employer. If any payments are postponed due to such requirements, such postponed amounts will be paid in a lump sum to the Employee on the first payroll date that occurs after the date that is six months following the Employee's separation of service with the Employer. If the Employee dies during the postponement period prior to the payment of postponed amount, the amounts withheld on account of Section 409A of the Code shall be paid to the personal representative of the Employee's estate within sixty (60) days after the date of the Employee's death.

All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement shall be for expenses incurred during the Employee's lifetime (or during a shorter period of time specified in this Agreement), (B) the amount of expenses eligible for reimbursement, or in kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in kind benefits to be provided, in any other calendar year, (C) the

reimbursement of an eligible expense will be made on or before the last day of the calendar year following the year in which the expense is incurred and (D) the right to reimbursement or in kind benefits is not subject to liquidation or exchange for another benefit."

9. Section W. is hereby added to the Agreement to read as follows:

"**W. <u>Section 280G Provisions</u>.** Payments to the Employee pursuant to this Agreement may not exceed the limit of the 280G Cap, as determined by the Employer. If the Employer determines that there would be an excess payment subject to excise tax under Section 4999 of the Code, payments under this Agreement will be reduced so that the Total Payments do not exceed the 280G Cap. It is possible that the Employer may make a payment or distribution that should not have been made due to the 280G Cap (an 'Overpayment') notwithstanding the best efforts of the Employer. The Employer shall promptly notify the Employee in writing if it determines that an Overpayment has occurred with a copy of the detailed calculation supporting such determination. The Employee shall be responsible to repay an Overpayment together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code upon receiving notice of an Overpayment from the Employer.

'<u>Total Payments</u>' mean any 'payments in the nature of compensation' (as defined in Section 280G of the Code) made under this Agreement, or otherwise by the Employer to or for the Employee's benefit, the receipt of which is contingent on a corporate change to which Section 280G of the Code applies.

'<u>280G Cap</u>' means the maximum amount which the Employee may receive without becoming subject to the excise tax imposed by Section 4999 of the Code."

10. Section X. is hereby added to the Agreement to read as follows:

"**X. Disability Insurance Benefits.** The Employer shall reimburse the Employee in the amount of Two Thousand Five Hundred and No/100 Dollars ($2,500.00) on the first day of January of each calendar year during the Employment Term for the cost of long-term disability insurance that the Employee shall select in his sole and absolute discretion."

11. In all other respects, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this First Amendment to the Employee Employment Agreement for Henry E. Block as of this 30th day of December, 2008.

DIRECTECH HOLDING COMPANY, INC.,
A Delaware corporation

By: ______________________________
J. Basil Mattingly
Its: Chairman of the Board of Directors

EMPLOYEE

____
Henry E. Block